EXHIBIT 99

SPS Commerce Reports Fourth Quarter and Full Year 2020 Financial Results

Company delivers 80th consecutive quarter of topline growth, with 15% growth in recurring revenue over fourth quarter 2019

MINNEAPOLIS, Feb. 11, 2021 (GLOBE NEWSWIRE) -- SPS Commerce, Inc. (Nasdaq: SPSC), a leader in retail cloud services, today announced financial results for the fourth quarter and full year ended December 31, 2020.

Revenue was $83.3 million in the fourth quarter of 2020, compared to $72.7 million in the fourth quarter of 2019, reflecting 15% growth in revenue from the fourth quarter of 2019. Recurring revenue grew 15% from the fourth quarter of 2019.

Net income in the fourth quarter of 2020 was $13.5 million or $0.37 per diluted share, compared to net income of $9.2 million or $0.25 per diluted share, in the fourth quarter of 2019. Non-GAAP net income per diluted share was $0.40, compared to non-GAAP net income per diluted share of $0.35 in the fourth quarter of 2019. Adjusted EBITDA for the fourth quarter of 2020 increased 22% to $23.0 million compared to the fourth quarter of 2019.

“Throughout 2020 SPS Commerce was instrumental in driving efficiency in the retail supply chain,” said Archie Black, President and CEO of SPS Commerce. “During the year, we grew net new customer adds by 27% as our Fulfillment solution gained momentum, and volume of drop ship orders filled through our network more than doubled as compared to pre-pandemic levels. We remain committed to supporting our customers through their digital transformation as we all work together to improve the e-commerce experience for trading partners and consumers.”

Revenue for the full year ended December 31, 2020 was $312.6 million compared to $279.1 million for the full year ended December 31, 2019, reflecting 12% growth. Recurring revenue grew 13% from the year ended December 31, 2019.

Net income for the year ended December 31, 2020 was $45.6 million or $1.26 per diluted share, compared to net income of $33.7 million or $0.94 per diluted share, for the comparable period in 2019. Non-GAAP net income per diluted share for the year ended December 31, 2020 was $1.53, compared to non-GAAP net income per diluted share of $1.28 for the comparable period in 2019. Adjusted EBITDA for the full year ended December 31, 2020 increased 25% to $87.0 million, compared to the full year ended December 31, 2019.

“SPS Commerce delivered strong fourth quarter and full year 2020 results,” said Kim Nelson, CFO of SPS Commerce. “With retail dynamics accelerating the shift to e-commerce and driving increased demand for EDI, we are excited about our growth opportunities across a multibillion-dollar TAM, while we continue to deliver strong operating leverage, targeting a long-term adjusted EBITDA margin of 35%.”

Guidance

First quarter 2021 revenue is expected to be in the range of $86.8 million to $87.8 million. Full year 2021 revenue is expected to be in the range of $363.0 million to $366.0 million, representing approximately 16% to 17% growth over 2020.

First quarter 2021 net income per diluted share is expected to be in the range of $0.18 to $0.19 with fully diluted weighted average shares outstanding of approximately 37.0 million shares. Full year 2021 net income per diluted share is expected to be in the range of $0.87 to $0.91 with fully diluted weighted average shares outstanding of approximately 37.1 million shares.

First quarter 2021 non-GAAP net income per diluted share is expected to be in the range of $0.36 to $0.37. Full year 2021 non-GAAP net income per diluted share is expected to be in the range of $1.58 to $1.62.

First quarter 2021 Adjusted EBITDA is expected to be in the range of $23.3 to $24.0 million. Full year 2021 Adjusted EBITDA is expected to be in the range of $100.0 million to $102.0 million, representing approximately 15% to 17% growth over 2020.

First quarter 2021 non-cash, share-based compensation expense is expected to be approximately $7.0 million. Depreciation expense is expected to be approximately $4.0 million and amortization expense is expected to be approximately $2.7 million.

Full year 2021 non-cash, share-based compensation expense is expected to be approximately $27.0 million. Depreciation expense is expected to be approximately $16.0 million and amortization expense is expected to be approximately $10.5 million.

For 2021, we expect an annual effective tax rate of approximately 30%.

Quarterly Conference Call

SPS Commerce will discuss its quarterly and annual results today via teleconference at 3:30 p.m. CT (4:30 p.m. ET). To access the call, please dial (877) 312-7508, or outside the U.S. (253) 237-1184, with Conference ID #8957009 at least five minutes prior to the 3:30 p.m. CT start time. A live webcast of the call will also be available at http://investors.spscommerce.com under the Events and Presentations menu. The replay will also be available on our website at http://investors.spscommerce.com.

About SPS Commerce

SPS Commerce is the world’s leading retail network, connecting trading partners around the globe to optimize supply chain operations for all retail partners. We support data-driven partnerships with innovative cloud technology, customer-obsessed service and accessible experts so our customers can focus on what they do best. To date, more than 95,000 companies in retail, distribution, grocery and e-commerce have chosen SPS as their retail network. SPS has achieved 80 consecutive quarters of revenue growth and is headquartered in Minneapolis. For additional information, contact SPS at 866-245-8100 or visit www.spscommerce.com.

SPS COMMERCE, SPS, SPS logo, 1=INFINITY logo, AS THE NETWORK GROWS, SO DOES YOUR OPPORTUNITY, INFINITE RETAIL POWER, MASTERING THE RETAIL GAME and RSX are marks of SPS Commerce, Inc. and Registered in the U.S. Patent and Trademark Office. IN:FLUENCE, and others are further marks of SPS Commerce, Inc. These marks may be registered or otherwise protected in other countries.

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Use of Non-GAAP Financial Measures

To supplement its financial statements, SPS Commerce also provides investors with Adjusted EBITDA and non-GAAP net income per share, which are non-GAAP financial measures. SPS Commerce believes that these non-GAAP measures provide useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. SPS Commerce's management uses these non-GAAP measures to compare the company's performance to that of prior periods for trend analyses and planning purposes. It uses Adjusted EBITDA for purposes of determining executive and senior management incentive compensation. These measures are also presented to the company's board of directors.

Adjusted EBITDA consists of net income adjusted for depreciation and amortization, investment income (interest income/expense, realized investments gain/loss excluding realized gain/loss from foreign currency on investments), income tax expense, stock-based compensation expense, realized gain/loss from foreign currency on cash and investments held, and other adjustments as necessary for a fair presentation. SPS Commerce uses Adjusted EBITDA as a measure of operating performance because it assists the company in comparing performance on a consistent basis, as it removes from operating results the impact of the company's capital structure. SPS Commerce believes Adjusted EBITDA is useful to an investor in evaluating the company's operating performance because it is widely used to measure a company's operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of the company's capital structure and the method by which assets were acquired.

Non-GAAP income per share consists of net income plus stock-based compensation expense, amortization expense related to intangible assets,  realized gain/loss from foreign currency on cash and investments held, and other adjustments as necessary for a fair presentation, divided by the weighted average number of shares of common stock outstanding during each period. SPS Commerce believes non-GAAP income per share is useful to an investor because it is widely used to measure a company's operating performance.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles in the United States. These non-GAAP financial measures exclude significant expenses and income that are required by GAAP to be recorded in the company's financial statements and are subject to inherent limitations. SPS Commerce urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release.

SPS Commerce includes an adjustment to non-GAAP income to reflect the income tax effects of the adjustments to GAAP net income, as discussed above. To quantify these tax effects, SPS Commerce recalculates income tax expense excluding the direct book and tax effects of the specific items constituting the non-GAAP adjustments (e.g., stock-based compensation expense). The difference between this recalculated income tax expense and GAAP income tax expense is presented as the income tax effect of the non-GAAP adjustments.

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management's view of SPS Commerce's future expectations, plans and prospects, including our views regarding future execution within our business, the opportunity we see in the retail supply chain world and our performance for the first quarter and full year of 2021, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of SPS Commerce to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are included in documents SPS Commerce files with the Securities and Exchange Commission, including but not limited to, SPS Commerce's Annual Report on Form 10-K for the year ended December 31, 2019, as well as subsequent reports filed with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on SPS Commerce's future results. The forward-looking statements included in this press release are made only as of the date hereof. SPS Commerce cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, SPS Commerce expressly disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:

Investor Relations
The Blueshirt Group
Irmina Blaszczyk
Lisa Laukkanen
SPSC@blueshirtgroup.com
415-217-4962

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands, except shares)

	December 31,
	2020	2019
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$149,692	$179,252
Short-term investments	37,786	34,284
Accounts receivable	37,811	33,001
Allowance for credit losses	(4,233)	(1,469)
Accounts receivable, net	33,578	31,532
Deferred costs	37,502	35,274
Other assets	12,312	11,279
Total current assets	270,870	291,621
PROPERTY AND EQUIPMENT, net	26,432	23,752
OPERATING LEASE RIGHT-OF-USE ASSET	15,581	15,744
GOODWILL	135,253	76,845
INTANGIBLE ASSETS, net	59,830	22,668
INVESTMENTS	2,500	—
OTHER ASSETS
Deferred costs, non-current	12,160	11,667
Deferred income tax assets	194	2,630
Other assets, non-current	2,705	2,513
Total assets	$525,525	$447,440
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$5,354	$4,274
Accrued compensation	21,939	22,303
Accrued expenses	11,161	6,207
Deferred revenue	37,947	31,463
Operating lease liabilities	2,798	3,783
Total current liabilities	79,199	68,030
OTHER LIABILITIES
Deferred revenue, non-current	2,996	2,851
Operating lease liabilities, non-current	19,672	20,085
Deferred income tax liabilities	2,937	1,193
Other liabilities, non-current	—	405
Total liabilities	104,804	92,564
COMMITMENTS and CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value; 5,000,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.001 par value; 55,000,000 shares authorized; 37,100,467 and 36,104,619 shares issued; and 35,487,217 and 34,863,271 outstanding, respectively	37	36
Treasury stock, at cost; 1,613,250 and 1,241,348 shares, respectively	(65,247)	(46,297)
Additional paid-in capital	393,462	354,115
Retained earnings	93,490	48,973
Accumulated other comprehensive loss	(1,021)	(1,951)
Total stockholders’ equity	420,721	354,876
Total liabilities and stockholders’ equity	$525,525	$447,440

Balance sheet is subject to reclassification

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenues	$83,308	$72,733	$312,630	$279,124
Cost of revenues	26,921	23,909	99,836	92,239
Gross profit	56,387	48,824	212,794	186,885
Operating expenses
Sales and marketing	19,812	17,736	75,955	70,140
Research and development	7,937	7,861	31,024	28,305
General and administrative	13,528	11,045	50,119	44,719
Amortization of intangible assets	1,553	1,418	5,538	5,315
Total operating expenses	42,830	38,060	162,636	148,479
Income from operations	13,557	10,764	50,158	38,406
Other income (expense)
Interest income, net	121	714	1,103	2,947
Other income, net	1,026	244	1,334	272
Change in earn-out liability	157	79	85	445
Total other income, net	1,304	1,037	2,522	3,664
Income before income taxes	14,861	11,801	52,680	42,070
Income tax expense	1,391	2,639	7,094	8,358
Net income	$13,470	$9,162	$45,586	$33,712

Net income per share
Basic	$0.38	$0.26	$1.29	$0.96
Diluted	$0.37	$0.25	$1.26	$0.94

Weighted average common shares used to compute net income per share
Basic	35,504	35,029	35,226	35,024
Diluted	36,624	35,967	36,285	36,002

Per share amounts may not foot due to rounding.

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)
	Year Ended
	December 31,
	2020	2019
Cash flows from operating activities
Net income	$45,586	$33,712
Reconciliation of net income to net cash provided by operating activities
Deferred income taxes	4,241	7,581
Change in earn-out liability	(85)	(445)
Depreciation and amortization of property and equipment	13,127	11,123
Amortization of intangible assets	5,538	5,315
Provision for credit losses	5,660	3,499
Stock-based compensation	18,936	14,690
Other, net	(24)	(574)
Changes in assets and liabilities, net of effects of acquisition
Accounts receivable	(5,922)	(6,771)
Deferred costs	(2,481)	(1,441)
Other current and non-current assets	1,201	(2,768)
Accounts payable	1,214	(489)
Accrued compensation	(2,190)	319
Accrued expenses	563	706
Deferred revenue	4,432	6,366
Operating leases	(1,234)	971
Net cash provided by operating activities	88,562	71,794
Cash flows from investing activities
Purchases of property and equipment	(16,467)	(13,585)
Purchases of investments	(74,797)	(73,700)
Maturities of investments	69,461	84,472
Acquisition of business and intangible assets, net	(98,666)	(11,500)
Net cash used in investing activities	(120,469)	(14,313)
Cash flows from financing activities
Repurchases of common stock	(18,950)	(20,618)
Net proceeds from exercise of options to purchase common stock	18,592	6,207
Net proceeds from employee stock purchase plan	3,374	2,269
Payment for earn-out liability	(688)	—
Net cash provided by (used) in financing activities	2,328	(12,142)
Effect of foreign currency exchange rate changes	19	54
Net increase (decrease) in cash and cash equivalents	(29,560)	45,393
Cash and cash equivalents at beginning of year	179,252	133,859
Cash and cash equivalents at end of year	$149,692	$179,252

Cash flows subject to reclassification

SPS COMMERCE, INC.
NON-GAAP RECONCILIATION
(Unaudited; in thousands, except share and per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net income	$13,470	$9,162	$45,586	$33,712
Depreciation and amortization of property and equipment	3,653	2,979	13,127	11,123
Amortization of intangible assets	1,553	1,418	5,538	5,315
Investment income, net	(129)	(714)	(1,208)	(2,947)
Income tax expense	1,391	2,639	7,094	8,358
Stock-based compensation expense	4,690	3,374	18,936	14,690
Realized gain from foreign currency on cash and investments held	(1,067)	-	(1,753)	-
Other	(583)	(5)	(326)	(488)
Adjusted EBITDA	$22,978	$18,853	$86,994	$69,763

Net income	$13,470	$9,162	$45,586	$33,712
Stock-based compensation expense	4,690	3,374	18,936	14,690
Amortization of intangible assets	1,553	1,418	5,538	5,315
Realized gain from foreign currency on cash and investments held	(1,067)	-	(1,753)	-
Other	(583)	(5)	(326)	(488)
Income tax effects of adjustments	(3,444)	(1,332)	(12,285)	(7,304)
Non-GAAP income	$14,619	$12,617	$55,696	$45,925

Shares used to compute non-GAAP income per share
Basic	35,504	35,029	35,226	35,024
Diluted	36,624	35,967	36,285	36,002

Non-GAAP income per share
Basic	$0.41	$0.36	$1.58	$1.31
Diluted	$0.40	$0.35	$1.53	$1.28

Per share amounts may not foot due to rounding.